UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2024
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On January 8, 2024, Akebia Therapeutics, Inc. (the “Company”) announced the appointment of Richard C. Malabre as Chief Accounting Officer and principal accounting officer, effective January 8, 2024 (the “Effective Date”). Mr. Malabre will report directly to the Company’s Senior Vice President, Chief Financial Officer, Treasurer and principal financial officer, Ellen Snow.

In connection with Mr. Malabre’s appointment, the Company entered into an offer letter with Mr. Malabre, which provides for Mr. Malabre’s at-will employment for an indefinite term (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Malabre will receive a base salary of $380,000 a year and will have a performance-based, annual cash bonus target of up to 35% of his base salary. Mr. Malabre will be granted options to purchase 336,000 shares of the Company’s common stock (the “Options”) and 223,950 restricted stock units (the “RSUs”), effective as of January 31, 2024. The Options will be granted consistent with Nasdaq Listing Rule 5635(c)(4), have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant and will vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the date of grant and the remaining 75% of the underlying shares vesting in equal quarterly installments thereafter. The RSUs will be granted under the Company’s 2023 Stock Incentive Plan and will vest over a three-year period, with one-third of the shares vesting on the first, second and third anniversary of the date of grant. In addition, the Company will enter into an Indemnification Agreement and an Executive Severance Agreement with Mr. Malabre, the terms of each of which are consistent with the forms of Indemnification Agreement and Executive Severance Agreement described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, such descriptions being incorporated herein by reference and qualified in their entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2018, and the full text of the form of Executive Severance Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2023.

Mr. Malabre, age 63, served as the Chief Financial Officer and Treasurer of Ultivue, Inc, a diagnostic company, from March 2021 to September 2023. From September 2023 to December 2023, Mr. Malabre also served as a Senior Advisor to Ultivue, Inc. and as an independent financial consultant. Prior to joining Ultivue, Inc., Mr. Malabre served as the Vice President and Corporate Controller of Oxford Immunotec USA, Inc., formerly Oxford Immunotec, Inc., a medical diagnostic company, from 2012 to March 2021. Prior to joining Oxford Immunotec, USA, Inc., Mr. Malabre served in various positions at Salient Surgical Technologies, Inc., Medtronic, Inc., NueroMetrix, Inc., Charles River Associates, Enterasys Networks, Inc. and Teradyne, Inc. Mr. Malabre began his financial career at Coopers & Lybrand and is a United States Navy Supply Corps veteran. He is a C.P.A. and received a M.S. in Management from MIT and a B.A. in economics from Trinity College, Hartford, CT.

The selection of Mr. Malabre to serve as Chief Accounting Officer and principal accounting officer is not pursuant to any other arrangement or understanding with respect to any other person. There are no family relationships between Mr. Malabre and any director or executive officer of the Company, and there are no transactions between Mr. Malabre and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: January 8, 2024	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer